UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
COMMERCE ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On November 29, 2007, Commerce Energy Group, Inc. (the “Company”) and its wholly-owned subsidiary, Commerce Energy, Inc. (“CEI”) entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with Lawrence Clayton, Jr., the former Senior Vice President, Chief Financial Officer and Secretary of the Company, settling a previously disclosed employment dispute with him. A description of the Settlement Agreement appears under Item 5.02 of this Current Report and that description is incorporated by reference herein. In addition, a copy of the Settlement Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 29, 2007, the Company and CEI entered into the Settlement Agreement with Lawrence Clayton, Jr., the former Senior Vice President, Chief Financial Officer and Secretary of the Company, which will become effective on December 7, 2007, the eighth day after it was executed, unless revoked by Mr. Clayton. As previously disclosed, on July 23, 2007, the Company terminated Mr. Clayton’s employment, effective July 25, 2007.
     The Settlement Agreement was the result of a successful mediation of an outstanding dispute between Mr. Clayton and the Company relating to the basis for his termination. As previously disclosed, on August 5, 2007, the Company received a statement of claims from Mr. Clayton disputing his termination and referencing the Company and certain of its officers and directors. The principal relief sought by Mr. Clayton was a lump sum payment of approximately $1.6 million. In accordance with the dispute resolution procedure set forth in Mr. Clayton’s employment agreement, a mediation session was held on November 29, 2007.
     The Settlement Agreement provides for the Company to make a lump-sum settlement payment to Mr. Clayton of $400,000 on January 2, 2008. Of the aggregate amount of the settlement payment, all but $120,000 is covered by insurance. Each party to the Settlement Agreement agreed to mutual general releases of claims that the parties may have against each other. The Settlement Agreement also contains other customary provisions including Mr. Clayton’s statutory rights under the Older Workers Benefit Protection Act which permits him to revoke portions of the Settlement Agreement within a seven day period after November 29, 2007. If Mr. Clayton elects to revoke those portions of the Settlement Agreement under such Act, no payment under the Settlement Agreement would be made.
     The foregoing summary of the Settlement Agreement is not complete and is qualified in its entirety by reference to the actual Settlement Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following item is filed as an exhibit to this Report:

Exhibit No.	Description
99.1	Settlement Agreement and General Release, dated November 29, 2007, by and among Commerce Energy, Inc., Commerce Energy Group, Inc. and Lawrence Clayton, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: December 4, 2007	By:	/s/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Settlement Agreement and General Release, dated November 29, 2007, by and among Commerce Energy, Inc., Commerce Energy Group, Inc. and Lawrence Clayton, Jr.